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                                                                   EXHIBIT 10.5


                              SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement"), dated as of April 30, 1998, is made between SplitRock Services, Inc., a Texas corporation ("Debtor"), and Ericsson Inc., a Delaware corporation ("Secured Party").

     Debtor and Secured Party hereby agree as follows:

     SECTION 1 Definitions; Interpretation.

     (a) As used in this Agreement, the following terms shall have the following meanings:

     "Collateral" has the meaning set forth in Section 2.

     "Documents" means this Agreement, the Note, the Network Agreement and all other certificates, documents, agreements and instruments delivered to Secured Party under the Note or in connection with the Obligations.

     "Event of Default" has the meaning set forth in Section 8.

     "Lien" means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

     "Network Agreement" means that certain Network Implementation Agreement dated as of April 23, 1998, by and between Debtor and Secured Party (as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms thereof).

     "Note" means that certain Secured Promissory Note and Agreement of even date herewith made by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

     "Obligations" means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement and the Note, including, without limitation, all unpaid principal of the Note, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection therewith, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

     "Permitted Lien" means (i) any Lien in favor of Secured Party and (ii) nonconsensual Liens which arise in the ordinary course of business and do not materially impair Debtor's ownership or use of the Collateral or the value thereof.

     "Person" means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.


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     "Prodigy Agreement" means the SplitRock Full Service Agreement dated June
24, 1997, between Borrower and Prodigy Services Corporation, a Delaware corporation (as the same may be amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof).

     "UCC" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York, provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     (b) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

     (c) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 2 Security Interest.

     (a) As security for the payment and performance of the Obligations, Debtor hereby pledges, assigns, transfers, hypothecates and sets over to Secured Party, and hereby grants to Secured Party a security interest in, all of Debtor's right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the "Collateral"):

     (i) all of the following equipment: all (i) Yurie ATM access concentrators (including, but limited to, the types and items of equipment and parts of equipment listed on Schedule 2 hereto under the heading "Yurie Equipment"), but excluding any Yurie ATM access concentrators constructed and deployed prior to the date hereof in approximately 70 locations pursuant to phase 1 of Debtor's national network deployment of ISP points of presence, (ii) Ericsson power equipment (including, but not limited to, the types and items of equipment and parts of equipment listed on Schedule 2 hereto under the heading "Ericsson Power Equipment") and (iii) GFRC shelters (including, but not limited to, the types and items of equipment and parts of equipment listed on Schedule 2 hereto under the heading "GFRC Shelters"), and any and all additions, substitutions, replacements, parts, accessories, and accessions to and for any of the foregoing;

     (ii) all indemnity agreements, guaranties, insurance policies, insurance claims, warranty claims and other contractual, equitable and legal rights of whatever kind or nature in respect of the Equipment, including with respect to the access and use of the Equipment pursuant to the Prodigy Agreement;


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     (iii) all books, records and other written, electronic or other documentation in whatever form maintained by or for Debtor in connection with the ownership or use of the Equipment or evidencing or containing any information relating to the Collateral; and

     (iv) all products and proceeds, including insurance proceeds, whether constituting accounts, deposit accounts, general intangibles, chattel paper, instruments or rights to payment, including proceeds of proceeds, of any and all of the foregoing.

     (b) Anything herein to the contrary notwithstanding, (i) Debtor shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under such contracts, agreements and other documents included in the Collateral, and (iii) Secured Party shall not have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

     (c) This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with
Section 18 hereof.

     SECTION 3 Financing Statements, Etc. Debtor shall execute and deliver to Secured Party concurrently with the execution of this Agreement, and at any time and from time to time thereafter, all financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, and take all other action, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.

     SECTION 4 Representations and Warranties. Debtor represents and warrants to Secured Party that:

     (a) Debtor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

     (b) The execution, delivery and performance by Debtor of this Agreement have been duly authorized by all necessary corporate action of Debtor, and this Agreement constitutes the legal, valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms.

     (c) No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of this Agreement.


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     (d) Debtor's chief executive office and principal place of business is located at the address set forth in Schedule 1; all other locations where Debtor conducts business or Collateral is kept are set forth in Schedule 1; and all trade names and fictitious names under which Debtor at any time in the past has conducted or presently conducts its business operations are set forth in
Schedule 1 or Schedule 2.

     (e) Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

     SECTION 5 Covenants. So long as any of the Obligations remain unsatisfied, Debtor agrees that:

     (a) Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party's right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

     (b) Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

     (c) Debtor shall give prompt written notice to Secured Party (and in any event not later than five (5) business days following any change described below in this subsection) of: (i) any change in the location of Debtor's chief executive office or principal place of business, (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name, (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2, and (v) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading.

     (d) Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates. All insurance policies shall provide that any losses payable thereunder be payable directly to Secured Party unless written authority to the contrary is obtained. In its sole discretion Secured Party may apply all or any portion of such insurance proceeds to the payment of Obligations or may release all or any portion thereof to Debtor. Debtor shall from time to time provide to Secured Party, upon Secured Party's reasonable request from time to time, certified copies of all policies of insurance in respect of the Collateral, together with loss payee endorsements for all such policies naming Lender as lender loss payee and an additional insured.

     (e) Debtor shall keep, accurate and complete books and records with respect to the Collateral, disclosing Secured Party's security interest hereunder.

     (f) Debtor shall not surrender or lose possession of (other than to Secured Party), sell, lease, rent, or otherwise dispose of or transfer any of the Collateral or any right or


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interest therein, except in the ordinary course of business and provided that any such Collateral so disposed of or otherwise transferred shall be immediately replaced with like Collateral of equal or greater dollar market value.

     (g) Debtor shall keep the Collateral free of all Liens except Permitted Liens.

     (h) Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies so imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

     (i) Debtor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Note or any other Document.

     (j) Debtor shall (i) notify Secured Party of any material claim made or asserted against the Collateral by any Person and of any change in the composition of the Collateral or other event which could materially adversely affect the value of the Collateral or Secured Party's Lien thereon; (ii) furnish to Secured Party such statements and schedules further identifying and describing the Collateral and such other reports and other information in connection with the Collateral (including, without limitation, the location of any and all Collateral) as Secured Party may reasonably request, all in reasonable detail; and (iii) upon reasonable request of Secured Party make such demands and requests for information and reports as Debtor is entitled to make in respect of the Collateral.

     (k) Upon Secured Party's request, Debtor shall promptly provide to Secured Party, in reasonable detail, a list of locations where Yurie equipment has been deployed by or on behalf of Debtor in connection with phase 1 of Debtor's national network deployment of ISP points of presence, together with a description of such equipment in such detail as Secured Party shall reasonably request.

     SECTION 6 Authorization; Secured Party Appointed Attorney-in-Fact. Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney-in-fact, with full power and authority to: (i) sign any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party's security interest in the Collateral (including any notices to or agreements with any securities intermediary); (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance in respect of the Collateral; and (iii) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party's security interest therein and to accomplish the purposes of this Agreement. Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights


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granted to Secured Party, pursuant to clauses (ii) and (iii). The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full. Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this
Section 6.

     SECTION 7 Events of Default. Any of the following events which shall occur shall constitute an "Event of Default":

     (a) Debtor shall fail to pay when due any amount of principal of or interest on the Note or other amount payable hereunder or under the Note or in respect of the Obligations and, except in the case of payments of principal (for which there shall be no grace period), such failure shall continue for five (5) days.

     (b) Any representation or warranty by Debtor under or in connection with this Agreement, the Note or any other Document shall prove to have been incorrect in any material respect when made or deemed made.

     (c) Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement, the Note or any other Document on its part to be performed or observed and any such failure shall remain unremedied for a period of 10 days from the occurrence thereof.

     (d) Any "Event of Default" as defined in the Note shall have occurred.

     (e) Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), (ii) suspend its operations other than in the ordinary course of business, or (iii) take any corporate action to authorize any of the actions or events set forth above in this subsection (e).

     (f) Any material impairment in the value of the Collateral or the priority of Secured Party's Lien hereunder

     (g) Any levy upon, seizure or attachment of any of the Collateral.

     (h) Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

     SECTION 8 Remedies.

     (a) Upon the occurrence and continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement or the Note, all rights and remedies of a secured party under the UCC and other applicable laws. Without limiting the



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generality of the foregoing, Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (at Debtor's expense) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party. Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law. Debtor hereby agrees that the sending of notice by ordinary mail, postage prepaid, to the address of Debtor set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that Secured Party may provide Debtor shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

     (b) The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations. Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law. Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

     SECTION 9 Certain Waivers. Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party's power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Obligations or Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

     SECTION 10 Notices. All notices and other communications hereunder shall be given to each party at their respective address listed below, or as otherwise provided in a written notice by such party to the other party:


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     If to Secured Party:                    If to Debtor:

Ericsson Inc.                           Splitrock Services, Inc.
740 East Campbell Road                  2170 Buckthorne Pl., Ste. 350
Richardson, TX 75081                    The Woodlands, TX 77380
Attn: Vice President of Finance         Attn: Chief Financial Officer
      and Chief Financial Officer             Fax: (281) 419-0860
      Fax: (972) 583-1818

cc:   Vice President
      and General Counsel
      Fax: (972) 583-1839

     SECTION 11 No Waiver, Cumulative Remedies. No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

     SECTION 12 Costs and Expenses.

     (a) Debtor agrees to pay on demand:

     (i) the reasonable out-of-pocket costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel to Secured Party, in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the Note, provided, however, that Debtor's reimbursement obligation in respect of attorney's fees of Secured Party's legal counsel in connection with the negotiation, preparation, execution and delivery of this Agreement and the Note shall not exceed $7500, and any amendments, modifications or waivers of the terms thereof, and the custody of the Collateral;

     (ii) all title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses (including, without limitation, all filing costs in connection with the filing of any and all UCC financing statements) incurred or sustained by Secured Party in connection with this Agreement or the Collateral; and

     (iii) all reasonable costs and expenses of Secured Party, and the reasonable fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement and the Note, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.


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     (b) Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid when due shall bear interest from the date such payment is due until paid in full, at the rate of interest set forth in the Note.

     SECTION 13 Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and permitted assigns.

     SECTION 14 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, except as required by mandatory provisions of law and to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than New York.

     SECTION 15 Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

     SECTION 16 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

     SECTION 17 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

     SECTION 18 Termination. Upon indefeasible payment and performance in full of all Obligations, this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder; provided, however, that the obligations of Debtor under Section 12 hereof shall survive such termination.

                           [Signature page follows.]


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'     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.



                                        SPLITROCK SERVICES, INC.



                                        By  /s/ ILLEGIBLE
                                          ----------------------------------
                                          Name:
                                          Title:


                                        ERICSSON INC.



                                        By  /s/ JOHN L. MOTTRAM
                                          ----------------------------------
                                          Name:  John L. Mottram
                                          Title: Director Customer Finance














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